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                                CHANGE OF CONTROL
                              EMPLOYMENT AGREEMENT

         AGREEMENT by and between Kewaunee Scientific Corporation, a Delaware corporation (the "Company") and James J. Rossi (the "Executive"), dated as of the 12th day of November, 1999.

         The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives the Board has caused the Company to enter into this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. CHANGE OF CONTROL DATE. (a) The "Change of Control Date" shall mean the first date during the term of this Agreement on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, then for all purposes of this Agreement the "Change of Control Date" shall mean the date immediately prior to the date of such termination of employment.

                  (b) The term of this Agreement shall commence on the date hereof and, if no Change of Control Date occurs, shall end on the third anniversary of the date hereof; subject to extension by mutual agreement of the parties. If a Change of Control Date occurs on or before the third anniversary of the date hereof, the term of this Agreement shall end on the later of the last day of the Employment Period as defined in Section 3 (whether such date is prior to or after such third anniversary) or the end of the Protection Period as defined in Section 6.

         2. CHANGE OF CONTROL. For the purpose of this Agreement, a "Change of Control" shall mean:

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                  (a) The consummation of a transaction in which the Company is merged, consolidated or reorganized into or with another corporation or other legal entity, if as a result of such transaction less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring entity are owned in the aggregate, directly or indirectly, by the stockholders of the Company immediately prior to such transaction; or

                  (b) The sale or exchange of more than 50% of the outstanding shares of common stock of the Company pursuant to an offer made generally for the acquisition of the common stock of the Company, unless as a result of such exchange at least 50% of the outstanding voting securities or other capital interests of the acquiring entity are owned in the aggregate, directly or indirectly, by the stockholders of the Company immediately prior to such transaction; or

                  (c) The sale by the Company of all or substantially all of its business and/or assets to any other corporation or other legal entity, if less than 50% of the outstanding voting securities or other capital interests of the acquiring entity are owned in the aggregate, directly or indirectly, by the persons who were stockholders of the Company immediately before or after such date; or

                  (d) A change in the membership of the Board such that the persons who were members of the Board on the date of this Agreement (the "Original Directors") cease to constitute at least a majority of the Board. For this purpose, any person whose election, or nomination for election by the stockholders, is approved by a vote of at least two-thirds of the Original Directors who are still in office shall be considered an Original Director for all purposes (including approving the election or nomination of subsequent directors).

                  (e) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         3. EMPLOYMENT PERIOD. The Company hereby agrees to continue the Executive in its employ, subject to the terms and conditions of this Agreement, for the period (the "Employment Period")commencing on the Change of Control Date and ending on the third anniversary of such date, unless sooner terminated pursuant to Section 5.

         4.       TERMS OF EMPLOYMENT.  (a)  Position and Duties.

                           (i) During the Employment Period, (A) the Executive's
position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned to the Executive at any time during the 120-day period immediately preceding the Change of Control Date and (B) the Executive's services shall be performed within the Statesville/Charlotte, North Carolina, area, unless he otherwise consents. Subject to the foregoing, the Executive may be

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transferred to the payroll of an entity that is controlled by, or controls, the Company, and in such event the term "Company" shall be deemed to include such entity.

                           (ii) During the Employment Period, and excluding any
periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees,
(B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

                  (b)      Compensation.

                           (i) Base Salary. During the Employment Period, the
Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company in respect of the twelve-month period immediately preceding the month in which the Change of Control Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Change of Control Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                           (ii) Annual Bonus. In addition to Annual Base Salary,
the Executive shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the average of the Executive's bonus under the Company's annual incentive bonus plan or any comparable bonus under any predecessor or successor plan, for the last three full fiscal years prior to the Change of Control Date (annualized in the event that the Executive was not employed by the Company for the whole of such fiscal year) (the "Average Annual Bonus"). Each such Annual Bonus shall be paid no later than the end of the second month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

                           (iii) Incentive, Savings and Retirement Plans. During
the Employment Period, the Executive shall be entitled to participate in all incentive, stock option, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities,

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savings opportunities and retirement benefit opportunities, in each case, less favorable than the most favorable of those provided by the Company for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Change of Control Date, except that the foregoing shall not be construed to require the Company to provide stock options if the Company does not maintain a stock option plan following the Change of Control, and benefits may be reduced under a tax qualified plan if substitute benefits are provided under a nonqualified plan.

                           (iv) Welfare Benefit Plans. During the Employment
Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control Date.

                           (v) Expenses. During the Employment Period, the
Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control Date.

                           (vi) Fringe Benefits. During the Employment Period,
the Executive shall be entitled to fringe benefits, in accordance with the most favorable plans, practices, programs and policies of the Company in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control Date.

                           (vii) Office and Support Staff. During the Employment
Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, at least equal to those provided to the Executive by the Company at any time during the 120-day period immediately preceding the Change of Control Date.

                           (viii) Vacation. During the Employment Period, the
Executive shall be entitled to paid vacations in accordance with the plans, policies, programs and practices of the Company at least as favorable as those in effect for the Executive at any time during the 120-day period immediately preceding the Change of Control Date.

         5. TERMINATION OF EMPLOYMENT. (a) Disability. If the Company determines in good faith that Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to

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terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

                  (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                           (i) the willful and continued failure of the
Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

                           (ii) the willful engaging by the Executive in illegal
conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the Board (or the Executive Committee of the Board) at a meeting of the Board (or Executive Committee) called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board (or Executive Committee)), finding that, in the good faith opinion of the Board (or Executive Committee), the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

                  (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:

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                           (i) the assignment to the Executive of any duties
inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and insubstantial action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (ii) any failure by the Company to comply with any of
the provisions of Section 4(b) of this Agreement, other than failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (iii) the Company's requiring the Executive to be
based at any office or location other than as provided in Section 4(a)(i)(B) hereof or the Company's requiring the Executive without his consent to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control Date;

                           (iv) any purported termination by the Company of the
Executive's employment otherwise than as expressly permitted by this Agreement;
or

                           (v) any failure by the Company to comply with and
satisfy Section 10(c) of this Agreement.

For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.

                  (d) Notice of Termination. Any termination by the Company for cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

                  (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive

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for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination and
(iii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be. The Employment Period shall end on the Date of Termination.

         6. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) Termination by Company Not for Cause; Resignation by Executive for Good Reason. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason, then, in addition to all compensation that has been earned but not yet paid on the Date of Termination, the Executive shall be entitled to the following. The amounts to be paid to the Executive pursuant to subparagraphs (i) through (iv), as applicable, shall be paid in a lump sum in cash within 30 days after the Date of Termination. All references in subparagraphs (ii) through (iv) to specific employee benefit plans shall be appropriately adjusted to refer to any amendments or successors to such plans as in effect on the Date of Termination, subject to Section 4(b).

                           (i) The Company shall pay to the Executive an amount
equal to either:

                                 A. if the Date of Termination occurs on or before the first anniversary of the Change of Control Date, the sum of the Executive's Annual Base Salary plus his Average Annual Bonus; or

                                 B. if the Date of Termination occurs after the first anniversary of the Change of Control Date, one-half the sum of the Executive's Annual Base Salary plus his Average Annual Bonus.

                           (ii) If the Executive is a participant in the
Kewaunee Scientific Corporation Pension Equalization Plan (the "Equalization Plan"), his benefit under the Equalization Plan shall be paid in a single lump sum computed as provided in Section 3.2 of the Equalization Plan regardless of whether it exceeds $20,000, and shall be increased by an amount equal to the additional benefit the Executive would have accrued under both the Equalization Plan and the Re-Established Retirement Plan for Salaried Employees of Kewaunee Scientific Corporation (the "Retirement Plan") if the Executive's employment had continued until the end of the Protection Period as defined below, based on the assumption that the Executive's compensation throughout the Protection Period would have been that required by Section 4(b)(i) and Section 4(b)(ii). The provisions of this Section 6(a)(ii) shall be considered an amendment to the Equalization Plan consented to by the Executive. For purposes of this Agreement, the "Protection Period" shall mean a period that begins on the Date of Termination and ends on the first anniversary of the Date of Termination if the Date of Termination occurs on or before the first anniversary of the Change of Control Date, or the date that

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is six months after the Date of Termination if the Date of Termination occurs after the first anniversary of the Change of Control Date.

                           (iii) If the Executive is a participant in the
Kewaunee Scientific Corporation Executive Deferred Compensation Plan (the "Deferred Compensation Plan"), his benefit under the Deferred Compensation Plan shall be paid in a single lump sum pursuant to Section 5.2 of the Deferred Compensation Plan regardless of whether he had elected a different form of benefit, and shall be increased by an amount equal to the additional employer matching contributions the Executive would have received under both the Deferred Compensation Plan and the 401K Incentive Savings Plan for Salaried and Hourly Employees of Kewaunee Scientific Corporation as if the Executive's employment had continued until the end of the Protection Period, based on the assumption that the Executive's compensation throughout the Protection Period would have been that required by Section 4(b)(i) and Section 4(b)(ii), and that the Executive's would have elected to defer his compensation under both such plans at the same rate that he had elected immediately prior to the Termination Date. The provisions of this Section 6(a)(iii) shall be considered an amendment to the Deferred Compensation Plan consented to by the Executive.

                           (iv) If the Executive is a participant in the
Kewaunee Scientific Corporation Special Employee Benefit Plan (the "SEBP"), he shall also receive a payment equal to the present value of the vested death benefit, if any, to which the Executive's beneficiaries would have been entitled under the SEBP if the Executive's employment had continued until the end of the Protection Period, based on the assumption that the Executive's compensation throughout the Protection Period would have been that required by Section 4(b)(i) and Section 4(b)(ii). Such present value shall be determined as if the death benefit were payable at the end of the Executive's life expectancy, determined as of the date of payment, and discounted to the date of payment, using the same mortality and interest rate assumptions used to calculate lump sum benefits under the Retirement Plan. The provisions of this Section 6(a)(iv) shall be considered an amendment to the SEBP consented to by the Executive, and the amount of such payment shall be in full satisfaction of all amounts owed to the Executive's beneficiaries under the SEBP.

                           (v) During the Protection Period, or such longer
period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
Section 4(b)(iv) of this Agreement as if the Executive's employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility, and for purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to


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such plans, practices, programs and policies, the Executive shall be considered to have remained employed until the end of the Protection Period and to have retired on the last day of the Protection Period.

                  (b) Death. If the Executive dies during the Employment Period, this Agreement shall terminate without further obligation to the Executive or his estate other than the obligation to pay any compensation or benefits that have been earned but not paid on the Date of Termination, and any post-termination, life insurance or death benefits that are provided under the Company's normal benefit plans and policies; provided that the death benefits payable to the Employee's beneficiaries or estate shall be at least equal to the most favorable benefits provided by the Company to the estates and beneficiaries of peer executives of the Company (taking into account differences in compensation) under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other peer executives and their beneficiaries at any time during the 120-day period immediately preceding the Change of Control Date.

                  (c) Disability. If the Executive's employment shall be terminated during the Employment Period by reason of the Executive's Disability, this Agreement shall terminate without further obligation to the Executive other than the obligation to pay any compensation or benefits that have been earned but not paid on the Date of Termination, and any post-termination benefits or disability benefits that are provided under the Company's normal benefit plans and policies; provided that the disability benefits payable to the Executive shall be at least equal to the most favorable of those generally provided by the Company to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generally with respect to other peer executives and their families at any time during the 120-day period immediately preceding the Change of Control Date.

                  (d) Cause; Other than for Good Reason. If the Executive's employment shall be terminated for Cause during the Employment Period, or if the Executive shall resign during the Employment Period other than for Good Reason this Agreement shall terminate without further obligation to the Executive other than the obligation to pay any compensation or benefits that have been earned but not paid on the Date of Termination, and any post-termination benefits that are provided under the Company's normal benefit plans and policies.

         7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice (other than any severance pay plan) provided by the Company and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

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         8. FULL SETTLEMENT; LEGAL FEES. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and except as specifically provided in Section 6(a)(iii), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expense which the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (whether such contest is between the Company and the Executive or between either of them and any third party, and including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f) (2) (A) of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that if the contest is between the Executive and the Company, the Company shall be obligated to pay the Executive's legal fees and expenses if the Executive prevails to any extent in such contest.

         9. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         10. SUCCESSORS. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this

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Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         11. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                  (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Executive:    James J. Rossi
                                          19607 Galleon View Drive
                                          Cornelius, NC 28031

                  If to the Company:      Kewaunee Scientific Corporation
                                          2700 West Front Street
                                          Statesville, NC 28677
                                          Attention:  Chief Executive Officer

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                  (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                  (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c) (i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

                  (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, prior to the Change of Control Date, the Executive's employment may be terminated by either the Executive or the Company at any time prior to the Change of Control Date, in which case the Executive shall have no further rights under this Agreement. From and after

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the Change of Control Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                          /s/ James J. Rossi
                                          ---------------------------
                                                (Executive)

                                          KEWAUNEE SCIENTIFIC CORPORATION

                                          By:  /s/ Eli Manchester, Jr.
                                             ------------------------
                                          Its: Chairman and CEO
                                             ------------------------

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